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                                                                     Exhibit 5.1

                                November 3, 2004

Citigroup Inc.
399 Park Avenue
New York, New York  10043

Ladies and Gentlemen:

         I am General Counsel-Capital Markets of Citigroup Inc., a Delaware corporation (the "Company"). I refer to the filing by the Company with the Securities and Exchange Commission (the "Commission") of a Registration Statement on a combined Form S-3 and S-4 (the "Registration Statement") relating to an exchange offer of $4,084,955,000 aggregate principal amount of the Company's registered 5.00% subordinated notes due 2014 (the "Registered Subordinated Securities") for any and all of the Company's $4,084,955,000 existing unregistered 5.00% subordinated notes due 2014 (the "Unregistered Subordinated Securities").

         The Registered Subordinated Securities will be issued under an Indenture dated as of April 12, 2001, as amended and supplemented by a first supplemental indenture dated as of August 2, 2004 and a second supplemental indenture dated as of September 16, 2004 (as so amended and supplemented, the "Subordinated Indenture"), between the Company and J.P. Morgan Trust Company, N.A., as trustee (the "Trustee").

         I, or attorneys under my supervision, have examined and are familiar with originals, or copies certified or otherwise identified to my satisfaction, of such corporate records of the Company, certificates or documents as I have deemed appropriate as a basis for the opinions expressed below. In such examination, I (or such persons) have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me (or such persons) as originals, the conformity to original documents of all documents submitted to me (or such persons) as certified or photostatic copies and the authenticity of the originals of such copies.

         Based upon and subject to the foregoing and assuming that (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and comply with all applicable laws at the time the Registered Subordinated Securities are issued in exchange for Unregistered Subordinated Securities as contemplated by the Registration Statement; (ii) a Prospectus will have been prepared and filed with the Commission describing the Registered Subordinated Securities and will comply with all applicable laws; (iii) the Registered Subordinated Securities will be exchanged and issued in compliance with applicable federal and state laws and in the manner stated in the Registration Statement and the Prospectus; (iv) the Registered Subordinated Securities will be exchanged for Unregistered Subordinated Securities in

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the manner set forth in, and delivered in accordance with, the terms set forth in the Registration Statement and the Prospectus, I am of the opinion that:

         1. The Company is a duly incorporated and existing corporation under the laws of the State of Delaware.

         2. Assuming the due authorization, execution, and delivery of the Subordinated Indenture by the Trustee, and due execution, authentication and delivery of the Registered Subordinated Securities in accordance with the terms of the Subordinated Indenture, when such Registered Subordinated Securities have been exchanged and issued in the manner contemplated by the Registration Statement, such Registered Subordinated Securities will be legal, valid and binding obligations of the Company and will be entitled to the benefits of the Subordinated Indenture.

         Insofar as my opinion relates to the validity, binding effect or enforceability of any agreement or obligation of the Company, it is subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors' rights generally from time to time in effect and subject to general principles of equity, regardless of whether such is considered in a proceeding in equity or at law.

         My opinion is limited to matters governed by the Federal laws of the United States of America, the laws of the State of New York and the General Corporation Law of the State of Delaware (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting the General Corporation Law of the State of Delaware and such applicable provisions of the Delaware Constitution). I am not admitted to the practice of law in the State of Delaware.

         I consent to the use of this opinion in the Registration Statement and to the reference to my name in the Prospectus constituting a part of such Registration Statement under the heading "Legal Matters". In giving such consent, I do not thereby admit that I come within the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                Very truly yours,

                                /s/ John R. Dye
                                ---------------------------------
                                General Counsel - Capital Markets

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